Media Relations Contact Timothy G. Weir, APR Director of Public Affairs, Communications & Marketing (812) 962-5128 | tweir@accuridecorp.com	Investor Relations Contact Todd Taylor Vice President and Treasurer (812) 962-5105 | ttaylor@accuridecorp.com

FOR IMMEDIATE RELEASE

Accuride Corporation Receives Notice of NYSE Continued Listing Noncompliance
•	Common stock continues trading under symbol "ACW"

EVANSVILLE, Ind. – February 19, 2016 – Accuride Corporation (NYSE: ACW) ("The Company") – a leading supplier of components to the North American and European commercial vehicle industries – announced that it was notified by the New York Stock Exchange ("NYSE") on February 18, 2016 that the Company was not in compliance with the NYSE Continued Listing standard requiring listed-company common stock to maintain an average closing price of not less than $1.00 per share over a period of 30 consecutive trading days.  Accuride has 10 business days in which to inform the NYSE that we intend to restore our compliance with its share-price requirement, and we intend to comply with this requirement.

Under NYSE requirements, Accuride has six months from receipt of this notification – subject to possible extension – to regain compliance with the minimum share price requirement or be subject to suspension and delisting by the NYSE.   The Company may regain compliance at any time during the six-month cure period if its common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period, and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

Accuride is exploring alternatives for curing this deficiency and restoring compliance with the NYSE Continued Listing standards.  The notice does not affect the company's normal business operations or the listing of the Company's common stock, which will continue to trade on the NYSE under the symbol "ACW."  The NYSE will assign the stock a ".BC" designation to signify that the company is not in compliance with NYSE Continued Listing standards.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries. The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite®, Gianetti Ruote™ and Brillion™. Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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